Exhibit (10)(i)(1.6)

EXECUTION COPY

AMENDMENT AND CONSENT NO. 6 TO THE

LOAN DOCUMENTS

Dated as of March 1, 2002

AMENDMENT AND CONSENT NO. 6 TO THE LOAN DOCUMENTS (this “Amendment”) among BROADWING INC. (f/k/a Cincinnati Bell Inc.), an Ohio corporation (“Broadwing”), and BROADWING COMMUNICATIONS SERVICES INC. (f/k/a IXC Communications Services, Inc.), a Delaware corporation (“Broadwing Communications Services”, and together with Broadwing, each a “Borrower” and collectively the “Borrowers”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement (as defined below) (the “Lenders”), BANK OF AMERICA, N.A., as syndication agent, CITICORP USA, INC., as administrative agent (the “Administrative Agent”), and the other agents party to the Credit Agreement.

PRELIMINARY STATEMENTS:

(1)           Each Borrower, the Lenders and the Administrative Agent have entered into an Amendment and Restatement of the Credit Agreement dated as of January 12, 2000, and amendments thereto dated as of May 17, 2000, November 3, 2000, June 12, 2001, June 27, 2001 and December 13, 2001 (such Amendment and Restatement of the Credit Agreement, as so amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement or the Security Agreements referred to below, as the case may be.

(2)           Broadwing has entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) dated as of February 4, 2002 with Cincinnati Bell Directory Inc. (“Directory”) and CBD Media, Inc. (“CBD Media”) to sell substantially all of the assets of Directory to CBD Media (the “Directory Sale”).  After the consummation of the Directory Sale, Directory may be merged into Broadwing.

(3)           In connection with the Directory Sale, Broadwing and Directory will make an equity contribution in the amount of $8,846,000 to CBD Media (the “Equity Contribution”) in exchange for 2.5% of the outstanding shares of common stock of CBD Media Holdings, Inc., a Delaware corporation and sole shareholder of CBD Media (the “CBD Equity Interest”).

(4)           Cincinnati Bell Wireless Company intends to sell (the “Spectrum Asset Sale”) certain spectrum assets (the “Spectrum Assets”) to a third party (the “Financier”) who will, in turn, sell the Spectrum Assets, either directly or indirectly through a newly created Subsidiary of CBI (“Newco”), to Cincinnati Bell Wireless L.L.C. (“Wireless”) and such Financier will provide financing (the “Financing”) for the Spectrum Asset Sale to Newco or Wireless which Financing will be guaranteed by CBI (collectively, the “Spectrum Transaction”).

(5)           The Borrowers have requested and the Lenders have agreed to consent to the Directory Sale, the Equity Contribution and the Spectrum Transaction upon the terms and conditions set forth herein and to further amend the Loan Documents as hereinafter set forth.

SECTION 1.   Consents under the Credit Agreement.  (a)             Each of the Lenders and the Administrative Agent hereby consent to the Directory Sale by Broadwing, and solely in connection with the Directory Sale, waive any and all Defaults and Events of Default under Sections 5.01(e), 5.02(d), (e), (l) or 7.01(c) that would result from the Directory Sale and the possible merger of Directory into Broadwing; provided that (i) the Directory Sale is consummated substantially on the terms as set forth in the Asset Purchase Agreement (without any amendments, waivers or other modifications thereto which have not been approved by the Administrative Agent and the Required Lenders); (ii) the Directory Sale shall occur on or before May 6, 2002; (iii) immediately before and after giving effect to the Directory Sale and this Amendment, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and (iv) on the date of receipt of the Net Cash Proceeds related to the Directory Sale (the “Prepayment Date”), 100% of the Net Cash Proceeds less the amount of the Equity Contribution (the “Adjusted Net Cash Proceeds”) received from the Directory Sale shall be applied to prepay the Facilities in accordance with clause (b) below.

(b)           Notwithstanding anything to the contrary in Section 2.06(b)(ii) of the Credit Agreement, each of the Lenders and the Administrative Agent hereby agree that the Adjusted Net Cash Proceeds received by Broadwing from the Directory Sale shall be (i) allocated pro rata to the Term A Advances, the Incremental Term B Advances and the Incremental Term C Advances and (ii) applied (x) in the case of the Incremental Term B Advances and the Incremental Term C Advances, to the installments thereof pro rata to the remaining installments thereof, and (y) in the case of the Term A Advances, to the remaining installments thereof in order of maturity.

(c)           Each of the Lenders and the Administrative Agent hereby consent to the Equity Contribution by Broadwing and Directory, and solely in connection with the Equity Contribution, waive any and all Defaults and Events of Default under Sections 5.02(f), (g) or 7.01(c) that would result from the Equity Contribution; provided that (i) immediately before and after giving effect thereto and to this Amendment, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) neither the Borrowers nor any Subsidiary shall become liable for the Debt of CBD Media Holdings except to the extent the Borrowers or such Subsidiary would be permitted under Section 5.02(b) to incur such Debt, (iii) after the consummation of the Equity Contribution, all of the CBD Equity Interests held by the Borrowers or any Subsidiary are held by Broadwing Holdings Inc., (iv) the Directory Sale shall have been consummated concurrently with or prior to the Equity Contribution, and (v) the amount of the Equity Contribution shall be excluded from the computation of the amount of Investments made by the Borrowers and their Subsidiaries pursuant to Section 5.02(f) for purposes of determining compliance with such Section.

(d)           Each of the Lenders and the Administrative Agent hereby consent to the Spectrum Transaction, and solely in connection with the consummation of the Spectrum Transaction, waive any and all Defaults and Events of Default under Sections 2.06(b)(iii), 5.02(a), (b), (e), (f), (l), (o), (p) or 7.01(c) that would result from the Spectrum Transaction;

provided that (i) the gross proceeds received from the Spectrum Asset Sale shall be at least equal to the fair market value of the property and assets so sold as determined at the time of such sale; (ii) at least 80% of the value of the aggregate consideration received from the Spectrum Asset Sale shall be in cash and shall be received within 5 Business Days after the date of consummation of such sale; (iii) immediately before and after giving effect thereto and to this Amendment, no Default or Event of Default shall have occurred and be continuing or would result therefrom; (iv) on the date of the Spectrum Asset Sale, 100% of the Net Cash Proceeds received from the Spectrum Asset Sale shall be applied to prepay the Facilities ratably first to the Term A Advances, the Incremental Term B Advances and the Incremental Term C Advances and to the installments thereof pro rata to the remaining installments thereof and second to the Revolving Credit Advances as set forth in clause 2.06(b)(vi) of the Credit Agreement; (v) in the event that Newco is created to acquire or lease the Spectrum Assets or participate in the Financing, Newco will be a wholly-owned direct or indirect Subsidiary of Broadwing, (vi) the conditions of Section 5.01(j) (II) of the Credit Agreement are satisfied in accordance with their terms, (vii) the Debt incurred by Newco or Wireless with respect to the Financing (the “Financing Debt”) does not exceed $60,000,000; (viii) the Financing Debt is secured solely by the Spectrum Assets, (ix) the Financing Debt is non-recourse to the Borrowers and their Subsidiaries; provided that Broadwing may guarantee the Financing Debt so long as such guarantee is unsecured and is subordinated to the Obligations of the Loan Parties under the Loan Documents pursuant to a subordination agreement in form and substance reasonably satisfactory to the Administrative Agent, and  (x) the other terms and conditions of the Spectrum Transaction are reasonably satisfactory to the Administrative Agent. The amount of the Financing Debt and the Spectrum Asset Sale shall be excluded from the computation of the amount of Debt incurred by the Borrowers and their Subsidiaries pursuant to Section 5.02(b)(iii) and the amount of asset sales, leases and transfers made by the Borrowers and their Subsidiaries with respect to Section 5.02(e) for purposes of determining compliance with such Sections

.

SECTION 2.   Amendments to the Credit Agreement.  The Credit Agreement is, effective as of the Amendment No. 6 Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

(a)           The following definitions in Section 1.01 are amended as hereafter set forth:

(i)            The definition of “Consolidated EBITDA” is amended by deleting the word “and” immediately preceding clause (vi) and adding a new clause (vii) to read as follows:

“and (vii) all charges taken in accordance with SFAS 142 (the “SFAS 142 Charges”)”.

(ii)           Clause (v) of the definition of “Consolidated EBITDA” is hereby amended to delete the first comma in the first line thereof between the words “non-cash” and “non-recurring” and substitute therefor the word “or” and to delete the comma in the nineteenth line thereof between the words “non-cash” and “non-recurring” and substitute therefor the word “or”.

(iii)          The definition of “Excess Cash Flow” is amended by adding the words “adjusted to exclude any cash gains attributable to any transaction that requires prepayment of Term Advances pursuant to Section 2.06(b)” to the end of clause (a)(i) thereof.

(b)           Section 1.01 is further amended by adding the following new definition in alphabetical order:

“‘Incremental Term B Lender’ means each Lender that has made an Incremental Term B Advance.”

(c)           Section 5.02(b)(i)(B) of the Credit Agreement is amended by deleting the figure “$500 million” in clause (y) and substituting therefor the figure “$1 billion” and by adding at the end of such subsection immediately prior to the period a proviso to read as follows:

“; provided that 100% of the Net Cash Proceeds of any additional Subordinated Debt in excess of $500 million principal amount issued after the date hereof shall be applied to prepay the Facilities ratably first to the Term A Advances, the Incremental Term B Advances and the Incremental Term C Advances and to the installments thereof pro rata to the remaining installments thereof and second to the Revolving Credit Advances as set forth in clause 2.06(b)(vi) of the Credit Agreement (it being understood that all expenses or other amounts deducted in determining the calculation of Net Cash Proceeds shall be applied equally over the total principal amount of the Subordinated Debt being issued and shall reduce the principal amount of such Subordinated Debt in excess of $500 million only by the amount of such expenses attributable to such excess)”

(d)           Section 5.02(b)(iii)(C) of the Credit Agreement is amended by deleting the figure “$75,000,000” and substituting therefor the figure “$125,000,000”.

(e)           Section 5.02(b)(iii)(H) of the Credit Agreement is amended by deleting the figure “$10,000,000” and substituting therefor the figure “$20,000,000”.

(f)            Section 5.02(d) is amended by deleting the word “and” immediately preceding clause (iii), adding the phrase “; and” at the end of clause (iii) immediately before the “;” and adding a new clause (iv) to read as follows:

“(iv) the Subsidiaries of Mutual Signal Holding Corp. may merge into Mutual Signal Holding Corp.;”

(g)           Section 5.02(g) is amended by deleting the word “and” immediately preceding clause (vi), adding the phrase “, and” at the end of clause (vi) immediately before the period and adding a new clause (vii) to read as follows:

“(vii)  (x) any Subsidiary of CBI may make a dividend of Equity Interests, or distribution of Equity Interests, of any of its Subsidiaries to the Borrowers or any wholly-owned Subsidiary of CBI that is a Subsidiary Guarantor and (y) Mutual Signal Holding Corp. may distribute all or substantially all of its assets to IXCS; provided in the case of clauses (x) and (y) such dividend or distribution is not materially adverse to the Lenders in the sole determination of the Administrative Agent”.

(h)           Section 5.04(d) is amended by amending the schedule therein to delete the numbers “3.50”, “3.50”, and “3.50” for the periods ending December 31, 2003 through June 30, 2004 and substituting therefor the following numbers set forth opposite the dates referred to below:

“Period Ending	Ratio

December 31, 2003	2.75

March 31, 2004	3.00

June 30, 2004	3.25	”

SECTION 3.   Conditions of Effectiveness.  This Amendment shall become effective as of the date first above written (the “Amendment No. 6 Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a)           The Administrative Agent shall have received counterparts of (x) this Amendment executed by the undersigned, the Required Lenders and Lenders holding over 50% of the Term A Advances or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment, and (y) the Consent attached hereto executed by each of the Subsidiary Guarantors;

(b)           The representations and warranties set forth in each of the Loan Documents shall be correct in all material respects on and as of the Amendment No. 6 Effective Date, before and after giving effect to this Amendment, as though made on and as of such date (except for any such representation and warranty that, by its terms, refers to a specific date other than the Amendment No. 6 Effective Date, in which case as of such specific date);

(c)           The Administrative Agent shall have received an executed copy of the Asset Purchase Agreement in form and substance satisfactory to the Administrative Agent and the Lenders;

(d)           No event shall have occurred and be continuing, or shall result from the effectiveness of this Amendment that constitutes a Default or Event of Default (other than the Defaults and Events of Default expressly waived under Section 1);

(e)           All of the accrued fees then due and invoiced expenses of the Administrative Agent and the Lenders, including the invoiced fees and expenses of counsel for the Administrative Agent, shall have been paid in full; and

(f)            An amendment fee equal to 0.125% of the aggregate outstanding Term Advances (after giving effect to the Directory Sale and the prepayment of the Term Advances in connection therewith) and Revolving Credit Commitments of each Lender that delivers to the Administrative Agent a duly executed counterpart of this Amendment on or before 5:00 p.m.,

New York City time, on March 1, 2002, shall have been paid in full; provided that executed counterparts of this Amendment shall have been received from the Required Lenders and each required Term A Lender on or before the date hereof; provided further that in the event that the Directory Sale is not consummated by May 6, 2002, the Borrowers shall pay to such Lenders on the earlier of (i) May 8, 2002 and (ii) the date of termination of the Asset Purchase Agreement, an additional amendment fee equal to 0.125% of the aggregate amount of Term Advances that would have been prepaid with the proceeds of such Directory Sale.

The effectiveness of this Amendment is further conditioned upon the accuracy of all of the factual matters described herein.  This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.

SECTION 4. Reference to and Effect on the Loan Documents.  (a)  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)           The Credit Agreement, as specifically amended by this Amendment, and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 5. Costs, Expenses.  Each of the Borrowers hereby severally agree to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

SECTION 6. Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BROADWING INC. (f/k/a CINCINNATI BELL INC.)

By
Title:

BROADWING COMMUNICATIONS
SERVICES INC. (f/k/a IXC COMMUNICATIONS SERVICES, INC.)

By
Title:

Agreed as of the date first above written:

CITICORP USA, INC.,
as Administrative Agent and as Lender

By
Title:

BANK OF AMERICA, N.A.,
as Syndication Agent and as Lender

By
Title:

CONSENT

Each of the undersigned, as (i) Grantor under the Non-Shared Collateral Security Agreement dated as of November 9, 1999 and amended by Letter Amendment and Waiver No. 1 dated as of May 17, 2000 (as amended, the “Non-Shared Collateral Security Agreement”) in favor of the Citicorp USA, Inc., as Administrative Agent (the “Administrative Agent”), for its benefit and the benefit of the Lenders parties to the Credit Agreement referred to in the foregoing Amendment No. 5, and/or (ii) Grantor under the Shared Collateral Security Agreement and amended by Letter Amendment and Waiver No. 1 dated as of May 17, 2000 (as amended, the “Shared Collateral Security Agreement”, and together with the Non-Shared Collateral Security Agreement, the “Security Agreements”) in favor of Wilmington Trust Company and John M. Beeson, as Collateral Trustees, for their benefit and the benefit of the Secured Holders referred to therein, and (iii) Guarantor under the IXCS Subsidiary Guaranty dated as of November 9, 1999 (the “IXCS Subsidiary Guaranty”), in favor of the Secured Parties referred to therein, and/or (iv) Guarantor under the CBI Subsidiary Guaranty dated as of November 9, 1999 (the “CBI Subsidiary Guaranty”, and together with the IXCS Subsidiary Guaranty, the “Guarantees”) in favor of the Secured Parties referred to therein, hereby consents to the foregoing Amendment and Consent No. 6 and hereby confirms and agrees that (a) notwithstanding the effectiveness of the foregoing Amendment and Consent No. 6, each Security Agreement and Guarantee to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, and (b) the Security Agreements to which such Grantor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (in each case, as defined therein.)

BROADWING INC.
(f/k/a CINCINNATI BELL INC.)

By
Title:

BROADWING COMMUNICATIONS SERVICES INC. (f/k/a IXC COMMUNICATIONS SERVICES, INC.)

By
Title:

Lenders:

Institution

By
Title:

BROADWING COMMUNICATIONS INC. (f/k/a IXC COMMUNICATIONS, INC.)

By
Title:

CINCINNATI BELL DIRECTORY INC.

By
Title:

BROADWING IT CONSULTING INC.

By
Title:

ZOOMTOWN.COM INC.

By
Title:

CINCINNATI BELL WIRELESS COMPANY

By
Title:

BROADWING HOLDINGS INC.

By
Title:

CINCINNATI BELL ANY DISTANCE INC.

By
Title:

CINCINNATI BELL PUBLIC COMMUNICATIONS INC.

By
Title:

BROADWING TELECOMMUNICATIONS INC. (f/k/a ECLIPSE TELECOMMUNICATIONS, INC.)
IXC BUSINESS SERVICES, LLC
BROADWING COMMUNICATIONS SERVICES OF VIRGINIA, INC.
IXC INTERNET SERVICES, INC.
BROADWING LOCAL SERVICES INC.

By
Title: